Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors) (513) 534-8424 Rich Rosen (Investors) (513) 534-3307 Debra DeCourcy, APR (Media) (513) 534-6957	FOR IMMEDIATE RELEASE July 23, 2009

FIFTH THIRD BANCORP REPORTS SECOND QUARTER EARNINGS

Net Income of $882 million, Exceeds Tier 1 Common Commitment by 60%

•	Generated over $1.4 billion in tangible common equity through the combination of an “at the market” common equity offering and exchange of cash and common stock for convertible preferred stock

•	Subsequent to the close of the second quarter, Fifth Third sold its Visa, Inc. class B common stock for an after-tax benefit of approximately $206 million

•	These actions result in Tier 1 common equity credit under the SCAP assessment of $1.75 billion, exceeding Fifth Third’s $1.1 billion SCAP commitment by 60%

•	Completed sale of an approximate 51% interest in Fifth Third’s processing business, resulting in a gain of $1.8 billion pre-tax, or $1.1 billion after-tax

•	Tier 1 common ratio of 7.0%, Tier 1 ratio of 12.9% as of June 30, 2009

•	Visa transaction improves pro forma capital ratios by approximately 19 bps; pro forma Tier 1 common equity ratio of 7.2%

•	Average core deposits increased 9% from the previous year; wholesale funding reduced by nearly $7 billion reflecting strong liquidity position

•	Net interest margin of 3.26%, up 20 bps sequentially

•	Noninterest income increased 11% on strong mortgage banking and payments processing revenue, excluding gain from processing joint venture and investment securities gains/losses

•	Allowance to loan ratio increased to 4.28%, allowance to nonperforming loans ratio of 135%, allowance to annualized net charge-off ratio of 1.4 times

•	Extended over $21 billion of new and renewed credit in the second quarter

Earnings Highlights

	For the Three Months Ended					% Change
	June 2009	March 2009	December 2008	September 2008	June 2008	Seq	Yr/Yr
Earnings ($ in millions)
Net income (loss)	$882	$50	($2,142)	($56)	($202)	1666%	NM
Net income (loss) available to common shareholders	$856	($26)	($2,184)	($81)	($202)	NM	NM
Common Share Data
Earnings per share, basic	1.35	(0.04)	(3.78)	(0.14)	(0.37)	NM	NM
Earnings per share, diluted	1.15	(0.04)	(3.78)	(0.14)	(0.37)	NM	NM
Cash dividends per common share	0.01	0.01	0.01	0.15	0.15	—	(93%)
Financial Ratios
Return on average assets	3.05%	0.17%	(7.16%)	(.19%)	(.72%)	1694%	NM
Return on average common equity	41.2	(1.4)	(94.6)	(3.3)	(8.5)	NM	NM
Tier I capital	12.90	10.93	10.59	8.57	8.51	18%	52%
Tier I common equity	7.00	4.50	4.37	5.18	5.18	12%	40%
Net interest margin (a)	3.26	3.06	3.46	4.24	3.04	7%	7%
Efficiency (a)	29.9	65.1	131.3	54.2	58.6	(54%)	(49%)
Common shares outstanding (in thousands)	795,313	576,936	577,387	577,487	577,530	38%	38%
Average common shares outstanding (in thousands):
Basic	629,789	571,810	571,809	571,705	540,030	10%	17%
Diluted	718,245	571,810	571,809	571,705	540,030	26%	33%

(a)	Presented on a fully taxable equivalent basis

NM: not meaningful

Fifth Third Bancorp (Nasdaq: FITB) today reported second quarter 2009 net income of $882 million, compared with net income of $50 million in the first quarter of 2009 and a net loss of $202 million in the second quarter of 2008. After preferred dividends, second quarter 2009 net income available to common shareholders was $856 million, compared with a net loss of $26 million in the first quarter of 2009 and a net loss of $202 million in the second quarter of 2008. In the quarter, we reported EPS of $1.15 per diluted share, compared with a net loss of $0.04 per diluted share in the first quarter and a net loss of $0.37 per diluted share in the same quarter of 2008.

Second quarter of 2009 net income included a gain of $1,764 million pre-tax, or $1,055 million after-tax, from the completion of the previously announced processing business transaction with Advent International. Results also included a special FDIC deposit insurance fund assessment, which decreased net income by $55 million pre-tax, or $36 million after-tax. Net income available to common shareholders also included a $35 million benefit, recorded as a reduction to preferred dividend expense, reflecting the excess of the carrying value of preferred shares over the fair value of the common shares and cash exchanged through our tender offer for Series G preferred stock. The benefit of this reduction in preferred dividend expense is not included in earnings per diluted share under the “if converted” method (discussed further below) utilized for determining diluted earnings per share in the second quarter.

First quarter 2009 net income benefited by $101 million after-tax, or $0.18 per share, due to the net impact of several significant items. These items included a tax benefit related to the decision to surrender of one of our bank-owned life insurance (BOLI) policies, charges related to this BOLI policy, a reduction in income tax expense and a related charge due to our agreement with the IRS to settle all of Fifth Third’s disputed leveraged leases for all open years, securities losses, and severance expense. Second quarter 2008 results included net charges of approximately $233 million after-tax, or $0.44 per share, related to significant items. These included $130 million pre-tax charge to reflect a projected change in the timing of tax benefits pursuant to FSP FAS 13-2, an increase to tax expense of approximately $140 million required for interest related to previous tax years pursuant to FIN 48, and $13 million pre-tax in acquisition-related expenses.

During the second quarter of 2009, the reported common shares outstanding increased reflecting the effect of shares issued during the quarter through our “at-the-market” common share offering as well as the common shares issued in connection with the exchange of a portion of our Series G preferred stock. Average diluted common shares of 718 million increased 146 million shares from the first quarter of 2009. The increase reflected an average impact of 47 million shares from the issuance of 158 million shares in our common share offering, and 9 million common shares from the exchange. The increase also reflected the inclusion of the 96 million shares underlying our Series G preferred stock, due to the utilization of the “if-converted” method. Period-end common shares of 795 million increased 218 million shares from the first quarter of 2009 due to the issuance of 158 million in the common share offering and 60 million converted through the preferred stock exchange. We would expect our average basic and diluted shares going forward to approximate the period end share count of 795 million, with the remaining 36 million common shares underlying unexchanged Series

G preferred shares being included in periods when the impact of their inclusion is dilutive to the diluted EPS calculation. The impact of second quarter activities on reported share counts is more fully discussed later in this release.

During the quarter, we completed the sale of a 51 percent interest in our processing business through a joint venture with Advent International. This transaction produced an after-tax gain of $1.1 billion and enhanced our tangible common equity ratios by approximately 100 basis points. Additionally, we successfully issued $1.0 billion of common stock and exchanged 63 percent of our convertible preferred shares into common stock through a cash and stock tender. These two common stock transactions resulted in a further increase in tangible common equity ratio of approximately 130 basis points. Finally, subsequent to the end of the second quarter, we sold our Visa, Inc. class B common shares for an after-tax benefit of approximately $206 million. The combined effect of these transactions has enhanced our tangible common equity by $2.7 billion, or approximately 240 bps, while at the same time increasing tangible book value per share by approximately $1.00 per share to $9.75 on a pro forma basis.

Also during the quarter, the 19 largest U.S. banks completed the results of the Supervisory Capital Assessment Program (SCAP) “stress test.” The purpose of this stress test was to evaluate results, loan losses, and capital levels under a “more adverse scenario” that was viewed as a possible although unlikely development. Under this assessment, Fifth Third committed to increase its Tier 1 common equity by $1.1 billion, a commitment, which has been exceeded by approximately $650 million through the common stock transactions, and Visa sale outlined above. The SCAP required participating banks to take actions to ensure that their Tier 1 common equity ratio would exceed 4 percent of risk-weighted assets under the more adverse scenario. Including the effect of the Visa transaction, our pro forma Tier 1 common equity ratio as of the second quarter of 2009 was 7.2 percent.

“This was an eventful quarter for Fifth Third and for the industry,” said Kevin T. Kabat, Chairman, CEO and President of Fifth Third Bancorp. “We completed our processing joint venture transaction at a gain of $1.1 billion, raised $1.0 billion in new common equity, and brought about the early conversion of 63 percent of our existing convertible preferred stock, further increasing common equity by $441 million. We exceeded the SCAP Tier 1 common equity commitment by 60 percent. Our operating results and credit loss experience through the second quarter have been superior to the results submitted under the SCAP more adverse scenario, and we expect that to remain the case in coming quarters.

Results for the second quarter were in line with our expectations and continue to reflect strong core results coupled with high credit costs. As expected, we saw significant improvement in the net interest margin, up 20 basis points from the prior quarter, driven by improved liability pricing and wider loan spreads, which drove a 7 percent sequential increase in net interest income. We expect expansion in the net interest margin to continue in the second half of the year. Fee growth remained strong, up 11 percent on a core basis from the first quarter of 2009. Expense management remains a key focus, and core expenses were relatively flat from the first quarter despite the strong revenue performance.

Credit trends remain difficult and signals regarding future trends are somewhat mixed at this point. We continue to work aggressively to manage the risk in our loan portfolio. As expected, net charge-offs increased from the first quarter to $626 million. We expect loan losses to increase moderately in the third quarter, with higher commercial real estate charge-offs partially offset by lower consumer charge-offs. Second quarter nonperforming asset growth of 7 percent represented deceleration from prior quarters, and significantly lower levels of inflows. We currently expect higher NPA growth in the third quarter although below the levels of growth experienced in prior quarters.

The provision for loan losses exceeded net charge-offs by $415 million, increasing the reserve to loan ratio to 4.28 percent. Our reserve position relative to loans, nonperforming loans, and levels of charge-offs are very strong and we currently do not expect significant additional growth in loan loss reserves to be necessary, absent further deterioration in credit conditions. The level of our reserves coupled with our strong levels of underlying earnings and capital place us in a very strong position to deal with the expected challenges in the remainder of this credit cycle.”

Income Statement Highlights

	For the Three Months Ended					% Change
	June 2009	March 2009	December 2008	September 2008	June 2008	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$836	$781	$897	$1,068	$744	7%	12%
Provision for loan and lease losses	1,041	773	2,356	941	719	35%	45%
Total noninterest income	2,583	697	642	717	722	271%	258%
Total noninterest expense	1,021	962	2,022	967	858	6%	19%

Income (loss) before income taxes (taxable equivalent)	1,357	(257)	(2,839)	(123)	(111)	NM	NM

Taxable equivalent adjustment	5	5	5	5	6	—	(17%)
Applicable income taxes	470	(312)	(702)	(72)	85	NM	453%

Net income (loss)	882	50	(2,142)	(56)	(202)	1666%	NM
Dividends on preferred stock	26	76	42	25	—	(66%)	NM

Net income (loss) available to common shareholders	856	(26)	(2,184)	(81)	(202)	NM	NM

Earnings per share, diluted	$1.15	($0.04)	($3.78)	($0.14)	($0.37)	NM	NM

NM: not meaningful

Net Interest Income

	For the Three Months Ended					% Change
	June 2009	March 2009	December 2008	September 2008	June 2008	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,184	$1,183	$1,411	$1,553	$1,213	—	(2%)
Total interest expense	348	402	514	485	469	(13%)	(26%)

Net interest income (taxable equivalent)	$836	$781	$897	$1,068	$744	7%	12%

Average Yield
Yield on interest-earning assets	4.62%	4.63%	5.44%	6.16%	4.95%	—	(7%)
Yield on interest-bearing liabilities	1.67%	1.89%	2.28%	2.25%	2.23%	(12%)	(25%)

Net interest rate spread (taxable equivalent)	2.95%	2.74%	3.16%	3.91%	2.72%	8%	8%

Net interest margin (taxable equivalent)	3.26%	3.06%	3.46%	4.24%	3.04%	7%	7%
Average Balances ($ in millions)
Loans and leases, including held for sale	$84,996	$85,829	$87,426	$85,772	$85,212	(1%)	—
Total securities and other short-term investments	17,762	17,835	15,683	14,515	13,363	—	33%
Total interest-bearing liabilities	83,407	86,218	89,440	85,990	84,417	(3%)	(1%)
Shareholders' equity	12,490	12,084	10,291	10,843	9,629	3%	30%

Net interest income of $836 million on a taxable equivalent basis increased $55 million, or 7 percent, from the first quarter of 2009. The sequential increase was driven by improved spreads on loan originations, and a deposit mix shift to lower cost core deposits as higher priced term deposits issued in the third and fourth quarters of 2008 matured, partially offset by higher non-accrual loan balances.

The reported net interest margin was 3.26 percent, up 20 bps from 3.06 percent in the first quarter of 2009. The sequential increase in net interest margin was largely driven by the factors outlined above.

Compared with the second quarter of 2008, net interest income increased $92 million and the net interest margin increased 22 bps from 3.04 percent. Second quarter 2008 results included the effect of the changes in estimated cash flows on certain leveraged lease transactions that reduced net interest income by approximately $130 million. Excluding the leveraged lease litigation charge recorded in the second quarter of 2008, net interest income declined by $38 million from the same period in 2008 and the net interest margin declined 30 bps. The declines in net interest income and net interest margin were largely driven by shift in deposit mix toward higher priced certificates of deposit (CDs) in the latter part of 2008 and higher interest reversals, partially offset by improved pricing spreads on loan originations.

Average Loans

	For the Three Months Ended					% Change
	June 2009	March 2009	December 2008	September 2008	June 2008	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial loans	$28,027	$28,949	$30,227	$28,284	$28,299	(3%)	(1%)
Commercial mortgage	12,463	12,508	13,189	13,257	12,590	—	(1%)
Commercial construction	4,672	4,987	5,990	6,110	5,700	(6%)	(18%)
Commercial leases	3,512	3,564	3,610	3,641	3,747	(1%)	(6%)

Subtotal - commercial loans and leases	48,674	50,008	53,016	51,292	50,336	(3%)	(3%)

Consumer:
Residential mortgage loans	8,713	9,195	9,335	9,681	9,922	(5%)	(12%)
Home equity	12,636	12,763	12,677	12,534	12,012	(1%)	5%
Automobile loans	8,692	8,687	8,428	8,303	8,439	—	3%
Credit card	1,863	1,825	1,748	1,720	1,703	2%	9%
Other consumer loans and leases	995	1,083	1,165	1,165	1,125	(8%)	(12%)

Subtotal - consumer loans and leases	32,899	33,553	33,353	33,403	33,201	(2%)	(1%)

Total average loans and leases (excluding held for sale)	$81,573	$83,561	$86,369	$84,695	$83,537	(2%)	(2%)
Average loans held for sale	3,422	2,268	1,057	1,077	1,676	51%	104%

Average portfolio loan and lease balances decreased 2 percent both sequentially and compared with the second quarter of 2008. The decline was due to lower customer demand for loans as both consumer and commercial customers are using credit more cautiously. Excluding the impact of $1.3 billion in commercial loans sold or transferred to held-for-sale during the fourth quarter of 2008 and the impact of loans charged-off, period-end portfolio loan and lease balances were flat versus the previous year.

Average commercial loan and lease balances decreased 3 percent both sequentially and compared with the second quarter of the previous year. During the second quarter of 2009, commercial and industrial (C&I)

average loans decreased by 3 percent, primarily due to lower customer line usage, which accounted for about $700 million of the $900 million decline. Excluding commercial loans charged-off and the impact of loans that were either sold or transferred to held-for-sale in the fourth quarter of 2008, period-end commercial loan and lease balances declined by 1 percent sequentially and from the previous year. Average commercial mortgage and commercial construction loan balances declined by a combined 2 percent sequentially.

Average consumer loan and lease balances decreased 2 percent sequentially and declined 1 percent from the second quarter of 2008. Sequentially, modest credit card loan growth was more than offset by a decline in home equity and residential mortgage loan balances. On a year-over-year basis, growth in home equity, auto, and credit card loans was more than offset by a reduction in residential mortgages. Excluding loans charged-off, period-end consumer loans were flat relative to the previous year.

High mortgage origination volumes during the second quarter of 2009 drove a $1.2 billion increase in the warehouse of residential mortgages held-for-sale on an average basis. The majority of Fifth Third’s mortgages are originated to be sold to agencies, and are not reflected in portfolio loans or portfolio loan growth.

Average Deposits

	For the Three Months Ended					% Change
	June 2009	March 2009	December 2008	September 2008	June 2008	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand deposits	$16,689	$15,532	$14,602	$14,225	$14,023	7%	19%
Interest checking	14,837	14,229	13,698	13,843	14,396	4%	3%
Savings	16,705	16,272	15,960	16,154	16,583	3%	1%
Money market	4,167	4,559	4,983	6,051	6,592	(9%)	(37%)
Foreign office (a)	1,717	1,755	1,876	2,126	2,169	(2%)	(21%)

Subtotal - Transaction deposits	54,115	52,347	51,119	52,399	53,763	3%	1%

Other time	14,612	14,501	13,337	10,780	9,517	1%	54%

Subtotal - Core deposits	68,727	66,848	64,456	63,179	63,280	3%	9%

Certificates - $100,000 and over	11,455	11,802	12,468	11,623	8,143	(3%)	41%
Other	240	247	1,090	395	2,948	(3%)	(92%)

Total deposits	$80,422	$78,897	$78,014	$75,197	$74,371	2%	8%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased 3 percent sequentially and 9 percent from the second quarter of 2008. Acquisitions had a 3 percent beneficial effect on the year-over-year comparison. On both a sequential and year-over-year basis, growth in average demand deposit (DDA) - up 19 percent year-over-year and up 7 percent sequentially - interest checking, savings, and consumer CD balances were partially offset by lower money market and foreign office commercial sweep deposits. Average transaction deposits (excluding consumer time deposits) were up 3 percent from first quarter 2009 and increased 1 percent from a year ago. Sequential and year-over-year growth was driven by strong checking account balance growth partially offset by migration of money market balances to CDs that offered higher rates.

Retail average core deposits increased 3 percent sequentially and increased 11 percent from the second quarter of 2008. Sequential growth in DDA, interest checking, savings, and consumer CD balances was partially offset by lower money market balances, a result of migration into higher-rate consumer CDs. Higher average account balances drove DDA growth, and strong account production drove the increase in savings account balances. Commercial core deposits increased 2 percent sequentially and 3 percent from the previous year. Sequential growth in DDA and interest checking account balances, driven by higher average account balances, more than offset lower savings and money market account balances.

Noninterest Income

	For the Three Months Ended					% Change
	June 2009	March 2009	December 2008	September 2008	June 2008	Seq	Yr/Yr
Noninterest Income ($ in millions)
Electronic payment processing revenue	$243	$223	$230	$235	$235	9%	4%
Service charges on deposits	162	146	162	172	159	11%	2%
Investment advisory revenue	73	76	78	90	92	(4%)	(21%)
Corporate banking revenue	99	116	121	104	111	(15%)	(11%)
Mortgage banking net revenue	147	134	(29)	45	86	10%	72%
Gain on sale of FTPS joint venture	1,764	—	—	—	—	NM	NM
Other noninterest income	49	10	24	112	49	380%	(1%)
Securities gains (losses), net	5	(24)	(40)	(63)	(10)	NM	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	41	16	96	22	—	157%	NM

Total noninterest income	$2,583	$697	$642	$717	$722	271%	258%

Noninterest income of $2.6 billion increased $1.9 billion both sequentially and from a year ago. Second quarter 2009 results included a $1.8 billion gain from the completion of the processing business joint venture, while first quarter 2009 results included $54 million in charges related to one of our BOLI policies. Excluding these items and investment securities gains/losses in each period, noninterest income of $814 million increased by $39 million or 5 percent from the previous quarter and increased by $82 million or 11 percent from the same period the previous year. Both sequential and year-over-year growth was driven by stronger mortgage banking revenue, payment processing revenue, and deposit service charges.

Electronic payment processing revenue of $243 million increased 9 percent sequentially and increased 4 percent from a year ago. Merchant processing revenue increased 20 percent sequentially and increased 10 percent compared with the previous year. The sequential and year-over-year increases were driven by strong debit card processing revenue, offset by decreased average ticket size on both credit and debit transaction. Card issuer interchange revenue increased 10 percent sequentially and increased 3 percent from the previous year, driven by an increase in credit card transactions tempered by a decline in the average dollar amount per transaction. Financial institutions revenue decreased 2 percent compared with the previous quarter and decreased 3 percent from the second quarter of 2008 on declines in contract cancellation fees partially offset by strong transaction volumes.

Service charges on deposits of $162 million increased 11 percent sequentially and 2 percent compared with the same quarter last year. Retail service charges increased 20 percent from the previous quarter and were flat compared with the second quarter of 2008. The sequential increase was driven by strong growth in net new accounts and transaction activity. Commercial service charges increased 2 percent sequentially and increased 3 percent compared with last year. Year-over-year growth primarily reflected an increase in customer accounts and lower market interest rates, as reduced earnings credit rates paid on customer balances have resulted in higher realized net service fees to pay for treasury management services.

Corporate banking revenue of $99 million decreased by $17 million or 15 percent from strong first quarter results, largely due to an $11 million decline in lease termination fees and the effects of stabilization in the macroeconomic environment on customer derivatives activity. Sequential results were driven by lower volume of interest rate derivative sales revenue, foreign exchange revenue and business lending fees, partially offset by growth in institutional sales. On a year-over-year basis, corporate banking revenue decreased by $12 million, or 11 percent, driven by lower volume of interest rate derivative sales revenue and foreign exchange revenue partially offset by growth in institutional sales and business lending fees.

Investment advisory revenue of $73 million was down 4 percent sequentially and 21 percent from the second quarter of 2008. Institutional trust revenue was flat from the previous quarter and down 20 percent from the previous year. The year-over-year decline was largely driven by lower overall market value declines. Mutual fund fees were up 6 percent from the previous quarter, reflecting higher asset valuations due to the better performance of equity markets in the second quarter. Brokerage fees were down 5 percent from the first quarter of 2009, reflecting a decline in transaction-based revenues.

Mortgage banking net revenue was $147 million in the second quarter of 2009, an increase of $13 million from strong first quarter 2009 results and $61 million from the second quarter of 2008. Second quarter of 2009 originations were a record $6.9 billion, up from $4.9 billion the previous quarter, and resulted in gains on mortgages sold of $161 million compared with gains of $131 million during the previous quarter and $79 million during the same period in 2008. Revenue for the second quarter included $1 million of gains on the sale of portfolio loans compared with $3 million in the previous quarter and $9 million in the second quarter of 2008. Net servicing revenue, before mortgage servicing rights (MSR) valuation adjustments, totaled $2 million in the second quarter, compared with $2 million last quarter and $11 million a year ago. MSR valuation adjustments, including mark-to-market related adjustments on free-standing derivatives used to economically hedge the MSR portfolio, represented a net loss of $16 million in the second quarter of 2009, compared with a net gain of $1 million last quarter and a net loss of $4 million a year ago. The mortgage-servicing asset, net of the valuation reserve, was $594 million at quarter end on a servicing portfolio of $43.5 billion.

Net securities gains on non-qualifying hedges on MSRs were $41 million in the second quarter of 2009 compared with net gains of $16 million in the previous quarter and no gain in the second quarter of 2008.

Net gains on investment securities were $5 million in the second quarter of 2009, compared with securities losses of $24 million in the previous quarter and losses of $10 million in the same period the previous year.

Other noninterest income totaled $49 million in the second quarter of 2009 compared with $10 million the previous quarter and $49 million in the second quarter of 2008. Second quarter 2009 results included a $15 million write-down on an facility we intend to vacate, while first quarter 2009 results included $54 million in charges associated with a certain BOLI policy. Excluding these items, other noninterest income was flat compared with the previous quarter and increased by $15 million from the same period the previous year. Year-over-year growth was otherwise driven by gains on non-performing assets that were sold, settled, or transferred to OREO, which were $11 million in the second quarter of 2009 and $13 million in the first quarter of 2009.

The results of our joint processing transaction are discussed more fully elsewhere in this release.

Noninterest Expense

	For the Three Months Ended					% Change
	June 2009	March 2009	December 2008	September 2008	June 2008	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$346	$327	$337	$321	$331	6%	4%
Employee benefits	$75	$83	$61	$72	$60	(10%)	24%
Payment processing expense	$75	$67	$70	$70	$67	12%	11%
Net occupancy expense	$79	$79	$77	$77	$73	1%	8%
Technology and communications	$45	$45	$48	$47	$49	1%	(7%)
Equipment expense	$31	$31	$35	$34	$31	(2%)	1%
Other noninterest expense	$370	$330	$1,394	$346	$247	12%	50%

Total noninterest expense	$1,021	$962	$2,022	$967	$858	6%	19%

Noninterest expense of $1.0 billion increased $59 million sequentially and increased $163 million from a year ago. Second quarter of 2009 results included a $55 million FDIC special assessment charge, while first quarter 2009 results included $8 million in severance expense. Excluding these items, expenses increased by $12 million, or 1 percent, driven by higher expenses related to loan collection activities, partially offset by broad-based expense control. Second quarter 2008 results included $13 million in acquisition-related expenses. Excluding the items noted above for the second quarter in 2009 and 2008, expenses increased by $121 million, or 14 percent from the same quarter the previous year, driven by higher credit-related costs as well as the effect of the June 2008 acquisition of First Charter.

Credit Quality

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Total net losses charged off ($ in millions)
Commercial loans	($177)	($103)	($422)	($85)	($107)
Commercial mortgage loans	(85)	(77)	(465)	(94)	(21)
Commercial construction loans	(79)	(76)	(539)	(88)	(49)
Commercial leases	(1)	—	—	—	—
Residential mortgage loans	(112)	(75)	(68)	(77)	(63)
Home equity	(88)	(72)	(54)	(55)	(54)
Automobile loans	(36)	(46)	(43)	(32)	(26)
Credit card	(45)	(36)	(30)	(24)	(21)
Other consumer loans and leases	(3)	(5)	(6)	(8)	(3)

Total net losses charged off	(626)	(490)	(1,627)	(463)	(344)
Total losses	(658)	(521)	(1,652)	(481)	(365)
Total recoveries	32	31	25	18	21

Total net losses charged off	($626)	($490)	($1,627)	($463)	($344)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	3.08%	2.38%	7.50%	2.17%	1.66%
Commercial	2.81%	2.08%	10.70%	2.07%	1.41%
Consumer	3.48%	2.82%	2.40%	2.33%	2.04%

Net charge-offs were $626 million in the second quarter of 2009, or 308 bps of average loans on an annualized basis. First quarter net losses were $490 million, or 238 bps of average loans on an annualized basis. Loss experience overall continues to be driven by commercial and residential real estate loans in Michigan and Florida. In aggregate, Florida and Michigan represented approximately 45 percent of total losses during the quarter and 28 percent of total loans and leases.

Commercial net charge-offs were $342 million, or 281 bps, in the second quarter of 2009, an increase of $86 million from the first quarter of 2009. Within the commercial portfolio, C&I losses were $177 million and increased $74 million from the previous quarter. C&I losses included losses on loans to auto dealers of $28 million and losses on loans to companies in real estate-related industries of $38 million. Commercial mortgage net losses totaled $85 million, an increase of $8 million from the previous quarter. Michigan and Florida accounted for 45 percent of commercial mortgage losses. Commercial construction net losses were $79 million, compared with $76 million in the first quarter, with Michigan and Florida accounting for 54 percent of commercial construction losses. Across all commercial portfolios, net losses on residential builder and developer portfolio loans totaled $76 million, compared with $64 million in first quarter. These homebuilder losses included $45 million on commercial construction loans, $25 million on commercial mortgage loans, and $6 million on C&I loans. Originations of homebuilder/developer loans were suspended in 2007 and remaining portfolio balance totals $2.1 billion. Commercial net charge-offs excluding losses in the homebuilder/developer portfolio were $266 million, or 228 bps in the second quarter.

Consumer net charge-offs of $284 million, or 348 bps, were up $50 million from the first quarter of 2009. Michigan and Florida represented 45 percent of second quarter home equity losses and 29 percent of total home equity loans. Net charge-offs within the residential mortgage portfolio were $112 million, an increase of $37 million from the previous quarter, with losses in Michigan and Florida representing 75 percent of losses in the second quarter and approximately 44 percent of total residential mortgage loans. Home equity net charge-offs of $88 million increased $16 million sequentially and growth continued to be driven by losses on brokered home equity loans. Net losses on brokered home equity loans were $39 million, up $9 million sequentially, and represented 44 percent of second quarter home equity losses. Brokered home equity loans represented $2.1 billion, or 17 percent, of the total home equity portfolio with originations being discontinued in 2007. Net charge-offs in the auto portfolio decreased by $10 million from the first quarter of 2009 to $36 million reflecting improved values on used cars sold at auction. Net losses on consumer credit card loans were $45 million, up $9 million from the last quarter, as higher unemployment and weakening economic conditions continue to impact the credit card portfolio.

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$3,070	$2,787	$2,058	$1,580	$1,205
Total net losses charged off	(626)	(490)	(1,627)	(463)	(344)
Provision for loan and lease losses	1,041	773	2,356	941	719

Allowance for loan and lease losses, ending	3,485	3,070	2,787	2,058	1,580
Reserve for unfunded commitments, beginning	231	195	132	115	103
Provision for unfunded commitments	8	36	63	17	10
Acquisitions	—	—	—	—	2

Reserve for unfunded commitments, ending	239	231	195	132	115
Components of allowance for credit losses:
Allowance for loan and lease losses	3,485	3,070	2,787	2,058	1,580
Reserve for unfunded commitments	239	231	195	132	115

Total allowance for credit losses	$3,724	$3,301	$2,982	$2,190	$1,695
Allowance for loan and lease losses ratio
As a percent of loans and leases	4.28%	3.72%	3.31%	2.41%	1.85%
As a percent of nonperforming loans and leases (a) (b)	135%	128%	157%	92%	92%
As a percent of nonperforming assets (a) (b)	123%	116%	139%	84%	81%

(a)	Excludes non accrual loans and leases in loans held for sale

(b)	During 1Q09 the Bancorp modified its nonaccrual policy to exclude TDR loans less than 90 days past due because they were performing in accordance with restructured terms. For comparability purposes, prior periods were adjusted to reflect this reclassification.

Provision for loan and lease losses totaled $1.0 billion in the second quarter of 2009, exceeding net charge-offs by $415 million. The allowance for loan and lease losses represented 4.28 percent of total loans and leases outstanding as of quarter end, compared with 3.72 percent last quarter, and represented 135 percent of nonperforming loans and leases and 139 percent of annualized second quarter net charge-offs.

	As of
	June 2009	March 2009	December 2008	September 2008	June 2008
Nonperforming Assets and Delinquency ($ in millions)
Nonaccrual loans and leases:
Commercial loans	$603	$667	$541	$550	$407
Commercial mortgage	760	692	482	724	524
Commercial construction	684	551	362	636	537
Commercial leases	51	27	21	23	18
Residential mortgage	262	265	259	216	142
Home equity	26	25	26	27	35
Automobile	1	2	5	3	7
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases	$2,387	$2,229	$1,696	$2,179	$1,670
Restructured loans and leases - commercial (non accrual) (a)	12	—	—	—	—
Restructured loans and leases - consumer (non accrual) (a)	188	167	80	50	56

Total nonperforming loans and leases	$2,587	$2,396	$1,776	$2,229	$1,726
Repossessed personal property	21	25	24	24	22
Other real estate owned (b)	232	227	206	198	190

Total nonperforming assets (c)	$2,840	$2,648	$2,006	$2,451	$1,938
Nonaccrual loans held for sale	352	403	473	—	—

Total nonperforming assets including loans held for sale	$3,192	$3,051	$2,479	$2,451	$1,938

Restructured loans and leases (accrual) (a)	$1,074	$615	494	377	262
Total loans and leases 90 days past due	$762	$733	$662	$671	$608
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (c)	3.17%	2.89%	2.11%	2.60%	2.01%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (c)	3.48%	3.20%	2.38%	2.86%	2.26%

(a)	During 1Q09 the Bancorp modified its nonaccrual policy to exclude TDR loans less than 90 days past due because they were performing in accordance with restructured terms. For comparability purposes, prior periods were adjusted to reflect this reclassification.
(b)	Excludes government insured advances.

(c)	Does not include non accrual loans held-for-sale.

Nonperforming assets (NPAs) at quarter end were $2.8 billion or 3.48 percent of total loans and leases and other real estate owned (OREO), up $192 million from $2.6 billion, or 3.20 percent, last quarter. Including $352 million of nonaccrual loans classified as held-for-sale, total nonperforming assets were $3.2 billion compared with $3.1 billion in the first quarter. Growth in NPAs continues to be largely associated with commercial and residential real estate loans in Michigan and Florida. In aggregate, Florida and Michigan represented approximately 42 percent of NPAs in the loan portfolio.

Commercial NPAs at quarter-end were $2.2 billion, or 4.52 percent, and increased $193 million, or 10 percent, from the first quarter of 2009. C&I portfolio NPAs of $633 million decreased $42 million from the previous quarter. Commercial construction portfolio NPAs were $735 million, an increase of $138 million from the first quarter of 2009. Commercial mortgage NPAs were $791 million, a sequential increase of $72 million. Commercial real estate loans in Michigan and Florida represented 38 percent of our total commercial real estate portfolio in the second quarter 2009 and 43 percent of commercial real estate NPAs. Across the entire commercial loan portfolio, residential real estate builder and developer portfolio NPAs were $613 million in the second quarter, up $59 million from the previous quarter. Of the residential real estate builder and developer portfolio NPAs, $333 million were commercial construction NPAs, $246 million were commercial mortgage NPAs and $34 million were C&I NPAs.

At quarter-end, $352 million of commercial nonaccrual loans were held-for-sale, compared with $403 million at the end of the first quarter, and in the second quarter recorded a net gain of $11 million on $40 million of loans that were sold, settled, or transferred to OREO. These loans continue to be carried at the lower of cost or market, currently 26 cents of the original balance.

Consumer NPAs of $628 million, or 1.92 percent, decreased $2 million from the first quarter of 2009. Of consumer NPAs, $548 million were in residential real estate portfolios. Residential mortgage NPAs were $475 million, consistent with the previous quarter, and home equity NPAs decreased $10 million to $73 million. Residential real estate loans in Michigan and Florida represented 62 percent of total residential real estate NPAs and 35 percent of total residential real estate loans. Nonaccrual troubled debt restructurings were $188 million, compared with $167 million last quarter. Excluding TDRs, consumer NPAs declined by $23 million from the previous quarter. Second quarter OREO balances were $232 million compared with OREO balances of $227 million in the first quarter of 2009, and included $115 million in residential mortgage assets, $16 million in home equity assets, and $101 million in commercial real estate assets. Repossessed personal property of $21 million largely consisted of autos.

Loans still accruing over 90 days past due were $762 million, up $29 million from the first quarter of 2009. Commercial 90 days past due balances increased 9 percent from the previous quarter. Consumer 90 days past due balances were unchanged from the previous quarter.

Capital Position

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Capital Position
Average shareholders’ equity to average assets	10.78%	10.18%	8.65%	9.45%	8.59%
Tangible equity (a)	9.72%	7.89%	7.86%	6.19%	6.37%
Tangible common equity (excluding unrealized gains/losses) (a)	6.55%	4.23%	4.23%	5.23%	5.40%
Tangible common equity (including unrealized gains/losses) (a)	6.67%	4.35%	4.31%	5.19%	5.28%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (a) (b)	6.96%	4.51%	4.39%	5.19%	5.21%
Regulatory capital ratios: (c)
Tier I capital	12.90%	10.93%	10.59%	8.57%	8.51%
Total risk-based capital	16.96%	15.13%	14.78%	12.30%	12.15%
Tier I leverage	12.17%	10.29%	10.27%	8.77%	9.08%
Tier I common equity	7.00%	4.50%	4.37%	5.18%	5.18%
Book value per share	12.71	13.61	13.57	16.65	16.75
Tangible book value per share (a)	9.51	8.79	8.74	10.10	10.16

(a)	The tangible equity ratio, tangible common equity ratios and tangible book value per share ratio, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to GAAP.

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	Current period regulatory capital data ratios are estimated.

The Tier 1 common equity ratio increased 250 bps from the previous quarter to 7.0 percent, and the tangible common equity to risk weighted assets ratio increased 245 bps from the previous quarter to 7.0 percent. The

Tier 1 capital ratio increased 197 bps to 12.9 percent, and the total capital ratio increased 183 bps to 17.0 percent. The increase in capital ratios was related to the benefit of the closing of the processing business joint venture with Advent International, the $1.0 billion “at the market” common equity offering, and the net effect of the exchange of common shares and cash for outstanding preferred stock. These transactions are described more fully below.

Additionally, as described below, subsequent to the end of the second quarter, Fifth Third sold Visa, Inc. class B common shares in a transaction that resulted in a net benefit of $206 million. On a pro forma basis, this gain is expected to increase our capital ratios by approximately 19 bps.

Book value per share at June 30, 2009 was $12.71 and tangible book value per share was $9.51, compared with March 31, 2009 book value per share of $13.62 and tangible book value per share of $8.79. The Visa transaction would increase both measures by approximately $0.26 on a pro forma basis.

Other Matters

During the second quarter of 2009, Fifth Third completed an “at the market” $1.0 billion common equity offering in which Fifth Third issued 157,995,960 shares at an average price of $6.33 per share.

In a tender offer that expired June 17, 2009, Fifth Third offered to exchange shares of its common stock and cash for any and all of its outstanding Depository Shares each representing a 1/250th interest in a share of 8.50 percent Non-Cumulative Perpetual Convertible Preferred Stock, Series G. A total of 6,962,250 Depository Shares were validly tendered, and overall, $696,225,000 liquidation amount of Fifth Third’s Depository Shares were exchanged, which represented 62.86 percent of the aggregate liquidation amount of its Depository Shares. The transaction resulted in the issuance of approximately 60,121,124 shares of common stock and payment of $229,754,622 in cash, including payment in lieu of fractional shares. Net income available to common shareholders included a $35 million benefit, recorded as a reduction to preferred dividend expense, reflecting the carrying value of preferred shares relative to the fair value of the common shares and cash exchanged through our tender offer for Series G preferred stock. The benefit of this reduction in preferred dividend expense is not included in earnings per diluted share under the “if converted” method (discussed further below) utilized for determining earnings per diluted share in the second quarter.

On June 30, 2009, Fifth Third and Advent International announced the closing of their joint venture transaction for Fifth Third’s processing business. Advent International purchased an approximate 51 percent interest in Fifth Third’s merchant acquiring and financial institutions businesses, most of the assets and operations of which are held by a limited liability company (“the LLC”). The transaction was valued at approximately $2.35 billion before valuation adjustments by either party. Fifth Third retains an approximate 49 percent interest in the LLC, and will also retain its credit card issuing business, which includes retail credit card and commercial multi-card services. Fifth Third recognized a pre-tax gain of approximately $1.8 billion ($1.1 billion after-tax) on the transaction.

Common shares outstanding increased during the quarter, reflecting the effect of shares issued during the quarter through the “at-the-market” common share offering as well as the common shares issued in the preferred stock exchange. Average basic common shares outstanding of 630 million increased 58 million shares from the first quarter of 2009. This reflected the average effect of the common shares issued – 47 million from the common share issuance and 9 million from the exchange. Period end common shares of 795 million increased 218 million shares – 158 million shares in the common share offering and 60 million shares issued in the preferred stock exchange - from the first quarter of 2009.

Average diluted common shares of 718 million shares increased 146 million shares from the first quarter of 2009. The increase included the 58 million shares reflected in our basic common shares. The reporting of results under the “if converted” method resulted in a further increase in our diluted share count for the quarter of 87 million shares, of which 51 million represented the average effect prior to the exchange of common shares underlying Series G preferred shares that were exchanged. The remaining 8 million shares underlying the Series G Preferred were included in our average basic share count. In the future, these 51 million shares will be reflected in average basic and diluted shares on a full quarter basis. The remaining 36 million common shares included in this quarter’s average diluted share count continue to underlie unexchanged Series G preferred shares. In previous quarters, these shares were excluded from the diluted EPS calculation, as their impact would have been anti-dilutive to EPS.

Subsequent to the end of the second quarter of 2009, Fifth Third sold its Visa, Inc. class B common shares for a pre-tax benefit of $317 million or an after-tax benefit of $206 million, which will be recognized in the third quarter of 2009. These shares were carried on our books at a value of zero. As a result, the transaction will benefit the Tier 1 Common capital ratio on a pro forma basis by approximately 19 basis points.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). The webcast also is being distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial’s individual investor center at www.earnings.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay or podcast through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, August 6th by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode 17561949#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of June 30, 2009, the Company has $116 billion in assets, operates 16 affiliates with 1,306 full-service Banking Centers, including 99 Bank Mart® locations open seven days a week inside select grocery stores and 2,355 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2009, has $180 billion in assets under care, of which it managed $24 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) lower than expected gains related to any sale or potential sale of businesses; (21) difficulties in separating Fifth Third Processing Solutions from Fifth Third; (22) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth;(23) ability to secure confidential information through the use of computer systems and telecommunications networks; and (24) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for June 30, 2009

Table of Contents

Financial Highlights	18-19
Consolidated Statements of Income	20
Consolidated Statements of Income (Taxable Equivalent)	21
Consolidated Balance Sheets	22-23
Consolidated Statements of Changes in Shareholders’ Equity	24
Average Balance Sheet and Yield Analysis	25-27
Summary of Loans and Leases	28
Regulatory Capital	29
Summary of Credit Loss Experience	30
Asset Quality	31
Regulation G Non-GAAP Reconciliation	32
Segment Presentation	33

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2009	March 2009	June 2008	Seq	Yr/Yr	June 2009	June 2008	Yr/Yr
Income Statement Data
Net interest income (a)	$836	$781	$744	7%	12%	$1,617	$1,570	3%
Noninterest income	2,583	697	722	271%	258%	3,280	1,587	107%
Total revenue (a)	3,419	1,478	1,466	131%	133%	4,897	3,157	55%
Provision for loan and lease losses	1,041	773	719	35%	45%	1,814	1,263	44%
Noninterest expense	1,021	962	858	6%	19%	1,984	1,576	26%
Net income (loss)	882	50	(202)	1,666%	NM	932	84	1,006%
Net income (loss) available to common shareholders	856	(26)	(202)	NM	NM	829	84	888%

Common Share Data
Earnings per share, basic	$1.35	($0.04)	($0.37)	NM	NM	$1.37	$0.16	756%
Earnings per share, diluted	1.15	(0.04)	(0.37)	NM	NM	1.18	0.16	638%
Cash dividends per common share	0.01	0.01	0.15	—	(93%)	0.02	0.59	(97%)
Book value per share	12.71	13.61	16.75	(7%)	(24%)	12.71	16.75	(24%)
Market price per share	7.10	2.92	10.18	143%	(30%)	7.10	10.18	(30%)
Common shares outstanding (in thousands)	795,313	576,936	577,530	38%	38%	795,313	577,530	38%
Average common shares outstanding (in thousands):
Basic	629,789	571,810	540,030	10%	17%	600,960	534,264	12%
Diluted	718,245	571,810	540,030	26%	33%	693,590	542,722	28%
Market capitalization	$5,647	$1,685	$5,879	235%	(4%)	$5,647	$5,879	(4%)

Financial Ratios
Return on assets	3.05%	0.17%	(0.72%)	1,694%	NM	1.60%	0.15%	967%
Return on average common equity	41.2%	(1.4%)	(8.5%)	NM	NM	20.7%	1.8%	1,050%
Noninterest income as a percent of total revenue	76%	47%	49%	62%	55%	67%	50%	34%
Average equity as a percent of average assets	10.78%	10.18%	8.59%	6%	25%	10.48%	8.51%	23%
Tangible equity (b) (d)	9.72%	7.89%	6.37%	23%	53%	9.72%	6.37%	53%
Tangible common equity (c) (d)	6.55%	4.23%	5.40%	55%	21%	6.55%	5.40%	21%
Net interest margin (a)	3.26%	3.06%	3.04%	7%	7%	3.16%	3.22%	(2%)
Efficiency (a)	29.9%	65.1%	58.6%	(54%)	(49%)	40.5%	49.9%	(19%)
Effective tax rate	34.7%	(119.0%)	(72.4%)	NM	NM	14.5%	72.6%	(80%)

Credit Quality
Net losses charged off	$626	$490	$344	28%	82%	$1,116	$620	80%
Net losses charged off as a percent of average loans and leases	3.08%	2.38%	1.66%	29%	86%	2.73%	1.52%	80%
Allowance for loan and lease losses as a percent of loans and leases	4.28%	3.72%	1.85%	15%	131%	4.28%	1.85%	131%
Allowance for credit losses as a percent of loans and leases	4.57%	4.00%	1.98%	14%	131%	4.57%	1.98%	131%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	3.48%	3.20%	2.26%	9%	54%	3.48%	2.26%	54%

Average Balances
Loans and leases, including held for sale	$84,996	$85,829	$85,212	(1%)	—	$85,410	$85,062	—
Total securities and other short-term investments	17,762	17,835	13,363	—	33%	17,798	12,980	37%
Total assets	115,878	118,681	112,098	(2%)	3%	117,272	111,694	5%
Transaction deposits (f)	54,115	52,347	53,763	3%	1%	53,236	53,610	(1%)
Core deposits (g)	68,727	66,848	63,280	3%	9%	67,793	63,811	6%
Wholesale funding (h)	31,369	34,902	35,160	(10%)	(11%)	33,126	34,189	(3%)
Shareholders’ equity	12,490	12,084	9,629	3%	30%	12,288	9,504	29%

Regulatory Capital Ratios (i)
Tier I capital	12.90%	10.93%	8.51%	18%	52%	12.90%	8.51%	52%
Total risk-based capital	16.96%	15.13%	12.15%	12%	40%	16.96%	12.15%	40%
Tier I leverage	12.17%	10.29%	9.08%	18%	34%	12.17%	9.08%	34%
Tier I common equity	7.00%	4.50%	5.18%	56%	35%	7.00%	5.18%	35%

Operations
Banking centers	1,306	1,311	1,308	—	—	1,306	1,308	—
ATMs	2,355	2,354	2,329	—	1%	2,355	2,329	1%
Full-time equivalent employees	20,702	20,618	21,617	—	(4%)	20,702	21,617	(4%)

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a grater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Income Statement Data
Net interest income (a)	$836	$781	$897	$1,068	$744
Noninterest income	2,583	697	642	717	722
Total revenue (a)	3,419	1,478	1,539	1,785	1,466
Provision for loan and lease losses	1,041	773	2,356	941	719
Noninterest expense	1,021	962	2,022	967	858
Net income (loss)	882	50	(2,142)	(56)	(202)
Net income (loss) available to common shareholders	856	(26)	(2,184)	(81)	(202)
Common Share Data
Earnings per share, basic	$1.35	($0.04)	($3.78)	($0.14)	($0.37)
Earnings per share, diluted	1.15	(0.04)	(3.78)	(0.14)	(0.37)
Cash dividends per common share	0.01	0.01	0.01	0.15	0.15
Book value per share	12.71	13.61	13.57	16.65	16.75
Market price per share	7.10	2.92	8.26	11.90	10.18
Common shares outstanding (in thousands)	795,313	576,936	577,387	577,487	577,530
Average common shares outstanding (in thousands):
Basic	629,789	571,810	571,809	571,705	540,030
Diluted	718,245	571,810	571,809	571,705	540,030
Market capitalization	$5,647	$1,685	$4,769	$6,872	$5,879
Financial Ratios
Return on assets	3.05%	0.17%	(7.16%)	(0.19%)	(0.72%)
Return on average common equity	41.2%	(1.4%)	(94.6%)	(3.3%)	(8.5%)
Noninterest income as a percent of total revenue	76%	47%	42%	40%	49%
Average equity as a percent of average assets	10.78%	10.18%	8.65%	9.45%	8.59%
Tangible equity (b) (d)	9.72%	7.89%	7.86%	6.19%	6.37%
Tangible common equity (c) (d)	6.55%	4.23%	4.23%	5.23%	5.40%
Net interest margin (a)	3.26%	3.06%	3.46%	4.24%	3.04%
Efficiency (a)	29.9%	65.1%	131.3%	54.2%	58.6%
Effective tax rate	34.7%	(119.0%)	(24.7%)	56.6%	(72.4%)
Credit Quality
Net losses charged off	$626	$490	$1,627	$463	$344
Net losses charged off as a percent of average loans and leases	3.08%	2.38%	7.50%	2.17%	1.66%
Allowance for loan and lease losses as a percent of loans and leases	4.28%	3.72%	3.31%	2.41%	1.85%
Allowance for credit losses as a percent of loans and leases	4.57%	4.00%	3.54%	2.56%	1.98%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	3.48%	3.20%	2.38%	2.86%	2.26%
Average Balances
Loans and leases, including held for sale	$84,996	$85,829	$87,426	$85,772	$85,212
Total securities and other short-term investments	17,762	17,835	15,683	14,515	13,363
Total assets	115,878	118,681	118,953	114,784	112,098
Transaction deposits (f)	54,115	52,347	51,119	52,399	53,763
Core deposits (g)	68,727	66,848	64,456	63,179	63,280
Wholesale funding (h)	31,369	34,902	39,586	37,036	35,160
Shareholders’ equity	12,490	12,084	10,291	10,843	9,629
Regulatory Capital Ratios (i)
Tier I capital	12.90%	10.93%	10.59%	8.57%	8.51%
Total risk-based capital	16.96%	15.13%	14.78%	12.30%	12.15%
Tier I leverage	12.17%	10.29%	10.27%	8.77%	9.08%
Tier I common equity	7.00%	4.50%	4.37%	5.18%	5.18%
Operations
Banking centers	1,306	1,311	1,307	1,298	1,308
ATMs	2,355	2,354	2,341	2,329	2,329
Full-time equivalent employees	20,702	20,618	21,476	21,522	21,617

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a grater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2009	March 2009	June 2008	Seq	Yr/Yr	June 2009	June 2008	Yr/Yr
Interest Income
Interest and fees on loans and leases	$995	$997	$1,050	—	(5%)	$1,992	$2,340	(15%)
Interest on securities	184	180	155	3%	19%	364	307	18%
Interest on other short-term investments	0	1	2	(54%)	(88%)	1	7	(88%)

Total interest income	1,179	1,178	1,207	—	(2%)	2,357	2,654	(11%)
Interest Expense
Interest on deposits	258	274	278	(6%)	(7%)	532	677	(21%)
Interest on short-term borrowings	12	24	49	(49%)	(75%)	37	129	(72%)
Interest on long-term debt	78	104	142	(25%)	(45%)	181	289	(38%)

Total interest expense	348	402	469	(13%)	(26%)	750	1,095	(32%)

Net Interest Income	831	776	738	7%	13%	1,607	1,559	3%
Provision for loan and lease losses	1,041	773	719	35%	45%	1,814	1,263	44%

Net interest income (loss) after provision for loan and lease losses	(210)	3	19	NM	NM	(207)	296	NM
Noninterest Income
Electronic payment processing revenue	243	223	235	9%	4%	466	447	4%
Service charges on deposits	162	146	159	11%	2%	308	307	—
Investment advisory revenue	73	76	92	(4%)	(21%)	149	185	(19%)
Corporate banking revenue	99	116	111	(15%)	(11%)	215	218	(2%)
Mortgage banking net revenue	147	134	86	10%	72%	281	182	54%
Gain on sale of FTPS joint venture	1,764	—	—	NM	NM	1,764	—	NM
Other noninterest income	49	10	49	380%	(1%)	60	228	(74%)
Securities gains (losses), net	5	(24)	(10)	NM	NM	(20)	17	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	41	16	—	157%	NM	57	3	2,162%

Total noninterest income	2,583	697	722	271%	258%	3,280	1,587	107%
Noninterest Expense
Salaries, wages and incentives	346	327	331	6%	4%	673	679	(1%)
Employee benefits	75	83	60	(10%)	24%	158	145	9%
Payment processing expense	75	67	67	12%	11%	141	133	6%
Net occupancy expense	79	79	73	1%	8%	158	145	8%
Technology and communications	45	45	49	1%	(7%)	90	96	(6%)
Equipment expense	31	31	31	(2%)	1%	62	61	2%
Other noninterest expense	370	330	247	12%	50%	702	317	121%

Total noninterest expense	1,021	962	858	6%	19%	1,984	1,576	26%
Income (loss) before income taxes	1,352	(262)	(117)	NM	NM	1,089	307	254%
Applicable income taxes	470	(312)	85	NM	453%	157	223	(30%)

Net income (loss)	882	50	(202)	1,666%	NM	932	84	1,006%
Dividends on preferred stock	26	76	—	(66%)	NM	103	—	NM

Net income (loss) available to common shareholders	$856	($26)	($202)	NM	NM	$829	$84	888%

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Interest Income
Interest and fees on loans and leases	$995	$997	$1,218	$1,378	$1,050
Interest on securities	184	180	187	165	155
Interest on other short-term investments	0	1	1	5	2

Total interest income	1,179	1,178	1,406	1,548	1,207
Taxable equivalent adjustment	5	5	5	5	6

Total interest income (taxable equivalent)	1,184	1,183	1,411	1,553	1,213
Interest Expense
Interest on deposits	258	274	322	291	278
Interest on short-term borrowings	12	24	55	64	49
Interest on long-term debt	78	104	137	130	142

Total interest expense	348	402	514	485	469

Net interest income (taxable equivalent)	836	781	897	1,068	744
Provision for loan and lease losses	1,041	773	2,356	941	719

Net interest income (loss) (taxable equivalent) after provision for loan and lease losses	(205)	8	(1,459)	127	25
Noninterest Income
Electronic payment processing revenue	243	223	230	235	235
Service charges on deposits	162	146	162	172	159
Investment advisory revenue	73	76	78	90	92
Corporate banking revenue	99	116	121	104	111
Mortgage banking net revenue	147	134	(29)	45	86
Gain on sale of FTPS joint venture	1,764	—	—	—	—
Other noninterest income	49	10	24	112	49
Securities gains (losses), net	5	(24)	(40)	(63)	(10)
Securities gains, net—non-qualifying hedges on mortgage servicing rights	41	16	96	22	—

Total noninterest income	2,583	697	642	717	722
Noninterest Expense
Salaries, wages and incentives	346	327	337	321	331
Employee benefits	75	83	61	72	60
Payment processing expense	75	67	70	70	67
Net occupancy expense	79	79	77	77	73
Technology and communications	45	45	48	47	49
Equipment expense	31	31	35	34	31
Other noninterest expense	370	330	1,394	346	247

Total noninterest expense	1,021	962	2,022	967	858

Income (loss) before income taxes (taxable equivalent)	1,357	(257)	(2,839)	(123)	(111)
Taxable equivalent adjustment	5	5	5	5	6

Income (loss) before income taxes	1,352	(262)	(2,844)	(128)	(117)
Applicable income taxes	470	(312)	(702)	(72)	85

Net income (loss)	882	50	(2,142)	(56)	(202)
Dividends on preferred stock	26	76	42	25	—

Net income (loss) available to common shareholders	$856	($26)	($2,184)	($81)	($202)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June 2009	March 2009	June 2008	Seq	Yr/Yr
Assets
Cash and due from banks	$2,899	$2,491	$2,853	16%	2%
Available-for-sale and other securities (a)	16,061	16,916	12,718	(5%)	26%
Held-to-maturity securities (b)	357	358	361	—	(1%)
Trading securities	1,354	1,407	241	(4%)	461%
Other short-term investments	513	1,587	286	(68%)	79%
Loans held for sale	3,341	2,602	889	28%	276%
Portfolio loans and leases:
Commercial loans	28,409	28,617	28,958	(1%)	(2%)
Commercial mortgage loans	12,407	12,560	13,394	(1%)	(7%)
Commercial construction loans	4,491	4,745	6,007	(5%)	(25%)
Commercial leases	3,532	3,521	3,647	—	(3%)
Residential mortgage loans	8,489	8,875	9,866	(4%)	(14%)
Home equity	12,511	12,710	12,421	(2%)	1%
Automobile loans	8,741	8,688	8,362	1%	5%
Credit card	1,914	1,816	1,717	5%	12%
Other consumer loans and leases	935	1,037	1,152	(10%)	(19%)

Portfolio loans and leases	81,429	82,569	85,524	(1%)	(5%)
Allowance for loan and lease losses	(3,485)	(3,070)	(1,580)	13%	121%

Portfolio loans and leases, net	77,944	79,499	83,944	(2%)	(7%)
Bank premises and equipment	2,440	2,490	2,444	(2%)	—
Operating lease equipment	474	470	364	1%	30%
Goodwill	2,417	2,623	3,603	(8%)	(33%)
Intangible assets	133	154	203	(14%)	(35%)
Servicing rights	595	481	701	24%	(15%)
Other assets	7,456	8,235	6,368	(9%)	17%

Total assets	$115,984	$119,313	$114,975	(3%)	1%

Liabilities
Deposits:
Demand	$17,202	$16,370	$16,259	5%	6%
Interest checking	14,630	14,510	14,002	1%	4%
Savings	16,819	16,517	16,602	2%	1%
Money market	4,193	4,353	6,806	(4%)	(38%)
Foreign office	2,244	1,671	2,174	34%	3%
Other time	14,540	14,571	9,839	—	48%
Certificates - $100,000 and over	10,688	11,784	10,870	(9%)	(2%)
Other	504	6	864	8,237%	(42%)

Total deposits	80,820	79,782	77,416	1%	4%
Federal funds purchased	435	363	2,447	20%	(82%)
Other short-term borrowings	6,802	11,076	5,628	(39%)	21%
Accrued taxes, interest and expenses	959	904	1,864	6%	(49%)
Other liabilities	3,166	2,908	1,820	9%	74%
Long-term debt	10,102	12,178	15,046	(17%)	(33%)

Total liabilities	102,284	107,211	104,221	(5%)	(2%)
Shareholders’ equity
Common stock	1,779	1,295	1,295	37%	37%
Preferred stock	3,588	4,252	1,082	(16%)	232%
Capital surplus	1,722	841	582	105%	196%
Retained earnings	6,663	5,792	8,179	15%	(19%)
Accumulated other comprehensive income (loss)	152	151	(152)	1%	NM
Treasury stock	(204)	(229)	(232)	(11%)	(12%)

Total shareholders’ equity (c)	13,700	12,102	10,754	13%	27%

Total liabilities and shareholders’ equity	$115,984	$119,313	$114,975	(3%)	1%

(a) Amortized cost	$15,820	$16,642	$12,935	(5%)	22%
(b) Market values	357	358	361	—	(1%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	795,313	576,936	577,530	38%	38%
Treasury	6,191	6,491	5,897	(5%)	5%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June 2009	March 2009	December 2008	September 2008	June 2008
Assets
Cash and due from banks	$2,899	$2,491	$2,739	$2,774	$2,853
Available-for-sale and other securities (a)	16,061	16,916	12,728	13,177	12,718
Held-to-maturity securities (b)	357	358	360	360	361
Trading securities	1,354	1,407	1,191	915	241
Other short-term investments	513	1,587	3,578	229	286
Loans held for sale	3,341	2,602	1,452	1,000	889
Portfolio loans and leases:
Commercial loans	28,409	28,617	29,197	29,424	28,958
Commercial mortgage loans	12,407	12,560	12,502	13,355	13,394
Commercial construction loans	4,491	4,745	5,114	6,002	6,007
Commercial leases	3,532	3,521	3,666	3,642	3,647
Residential mortgage loans	8,489	8,875	9,385	9,351	9,866
Home equity	12,511	12,710	12,752	12,599	12,421
Automobile loans	8,741	8,688	8,594	8,306	8,362
Credit card	1,914	1,816	1,811	1,688	1,717
Other consumer loans and leases	935	1,037	1,122	1,131	1,152

Portfolio loans and leases	81,429	82,569	84,143	85,498	85,524
Allowance for loan and lease losses	(3,485)	(3,070)	(2,787)	(2,058)	(1,580)

Portfolio loans and leases, net	77,944	79,499	81,356	83,440	83,944
Bank premises and equipment	2,440	2,490	2,494	2,470	2,444
Operating lease equipment	474	470	463	369	364
Goodwill	2,417	2,623	2,624	3,592	3,603
Intangible assets	133	154	168	188	203
Servicing rights	595	481	499	687	701
Other assets	7,456	8,235	10,112	7,093	6,368

Total assets	$115,984	$119,313	$119,764	$116,294	$114,975

Liabilities
Deposits:
Demand	$17,202	$16,370	$15,287	$14,241	$16,259
Interest checking	14,630	14,510	14,222	13,251	14,002
Savings	16,819	16,517	16,063	15,955	16,602
Money market	4,193	4,353	4,689	5,352	6,806
Foreign office	2,244	1,671	2,144	1,999	2,174
Other time	14,540	14,571	14,350	11,778	9,839
Certificates - $100,000 and over	10,688	11,784	11,851	13,173	10,870
Other	504	6	7	1,711	864

Total deposits	80,820	79,782	78,613	77,460	77,416
Federal funds purchased	435	363	287	2,521	2,447
Other short-term borrowings	6,802	11,076	9,959	8,791	5,628
Accrued taxes, interest and expenses	959	904	2,029	1,757	1,864
Other liabilities	3,166	2,908	3,214	2,122	1,820
Long-term debt	10,102	12,178	13,585	12,947	15,046

Total liabilities	102,284	107,211	107,687	105,598	104,221
Shareholders’ equity
Common stock	1,779	1,295	1,295	1,295	1,295
Preferred stock	3,588	4,252	4,241	1,082	1,082
Capital surplus	1,722	841	848	597	582
Retained earnings	6,663	5,792	5,824	8,013	8,179
Accumulated other comprehensive income (loss)	152	151	98	(60)	(152)
Treasury stock	(204)	(229)	(229)	(231)	(232)

Total shareholders’ equity (c)	13,700	12,102	12,077	10,696	10,754

Total liabilities and shareholders’ equity	$115,984	$119,313	$119,764	$116,294	$114,975

(a) Amortized cost	$15,820	$16,642	$12,550	$13,249	$12,935
(b) Market values	357	358	360	360	361
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	795,313	576,936	577,387	577,487	577,530
Treasury	6,191	6,491	6,040	5,941	5,897

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June 2009	June 2008	June 2009	June 2008
Total shareholders’ equity, beginning	$12,102	$9,352	$12,077	$9,161
Net income (loss)	882	(202)	932	84
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(21)	(134)	42	(38)
Qualifying cash flow hedges	19	(30)	7	9
Change in accumulated other comprehensive income related to employee benefit plans	3	1	5	3

Comprehensive income	883	(365)	986	58
Cash dividends declared:
Common stock	(8)	(87)	(13)	(321)
Preferred stock	(16)	—	(82)	—
Issuance of common stock	986	—	986	—
Issuance of preferred stock, Series G	—	1,072	—	1,072
Redemption of preferred stock, Series G	(269)	—	(269)	—
Stock-based awards exercised, including treasury shares issued	1	(2)	1	—
Stock-based compensation expense	12	15	23	28
Loans repaid (issued) related to exercise of stock-based awards, net	—	4	—	2
Change in corporate tax benefit related to stock-based compensation	(12)	(5)	(30)	(15)
Shares issued in an acquisition	—	770	—	770
Shares issued from treasury	—	—	—	—
OTTI reclassification	24	—	24	—
Other	(3)	—	(3)	(1)

Total shareholders’ equity, ending	$13,700	$10,754	$13,700	$10,754

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June 2009	March 2009	June 2008	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$28,038	$28,968	$28,557	(3%)	(2%)
Commercial mortgage loans	12,668	12,809	12,590	(1%)	1%
Commercial construction loans	4,842	5,115	5,700	(5%)	(15%)
Commercial leases	3,512	3,564	3,747	(1%)	(6%)
Residential mortgage loans	11,669	10,921	11,244	7%	4%
Home equity	12,636	12,763	12,012	(1%)	5%
Automobile loans	8,692	8,687	8,439	—	3%
Credit card	1,863	1,825	1,703	2%	9%
Other consumer loans and leases	1,076	1,177	1,220	(9%)	(12%)
Taxable securities	16,778	16,283	12,554	3%	34%
Tax exempt securities	242	262	364	(7%)	(33%)
Other short-term investments	742	1,290	445	(42%)	67%

Total interest-earning assets	102,758	103,664	98,575	(1%)	4%
Cash and due from banks	2,350	2,438	2,357	(4%)	—
Other assets	13,907	15,363	12,370	(9%)	12%
Allowance for loan and lease losses	(3,137)	(2,784)	(1,204)	13%	161%

Total assets	$115,878	$118,681	$112,098	(2%)	3%

Liabilities
Interest-bearing liabilities:
Interest checking	$14,837	$14,229	$14,396	4%	3%
Savings	16,705	16,272	16,583	3%	1%
Money market	4,167	4,559	6,592	(9%)	(37%)
Foreign office	1,717	1,755	2,169	(2%)	(21%)
Other time	14,612	14,501	9,517	1%	54%
Certificates - $100,000 and over	11,455	11,802	8,143	(3%)	41%
Other	240	247	2,948	(3%)	(92%)
Federal funds purchased	542	701	3,643	(23%)	(85%)
Other short-term borrowings	8,002	9,621	5,623	(17%)	42%
Long-term debt	11,130	12,531	14,803	(11%)	(25%)

Total interest-bearing liabilities	83,407	86,218	84,417	(3%)	(1%)
Demand deposits	16,689	15,532	14,023	7%	19%
Other liabilities	3,292	4,847	4,029	(32%)	(18%)

Total liabilities	103,388	106,597	102,469	(3%)	1%
Shareholders’ equity	12,490	12,084	9,629	3%	30%

Total liabilities and shareholders’ equity	$115,878	$118,681	$112,098	(2%)	3%

Yield Analysis
Interest-earning assets:
Commercial loans	4.06%	4.00%	5.04%
Commercial mortgage loans	4.44%	4.56%	5.93%
Commercial construction loans	2.80%	3.35%	5.44%
Commercial leases	4.66%	3.12%	-9.77%
Residential mortgage loans	5.65%	6.04%	6.10%
Home equity	4.14%	4.28%	5.61%
Automobile loans	6.36%	6.40%	6.23%
Credit card	10.06%	10.89%	9.28%
Other consumer loans and leases	7.52%	6.18%	4.97%

Total loans and leases	4.71%	4.73%	4.97%
Taxable securities	4.33%	4.39%	4.83%
Tax exempt securities	8.04%	7.44%	7.32%
Other short-term investments	0.15%	0.19%	2.12%

Total interest-earning assets	4.62%	4.63%	4.95%
Interest-bearing liabilities:
Interest checking	0.27%	0.27%	0.78%
Savings	0.77%	0.89%	1.16%
Money market	0.63%	0.72%	1.76%
Foreign office	0.54%	0.54%	1.42%
Other time	3.48%	3.62%	3.52%
Certificates - $100,000 and over	2.80%	3.04%	3.29%
Other	0.19%	0.23%	2.10%
Federal funds purchased	0.18%	0.30%	2.08%
Other short-term borrowings	0.61%	1.00%	2.15%
Long-term debt	2.79%	3.36%	3.85%

Total interest-bearing liabilities	1.67%	1.89%	2.23%
Ratios:
Net interest margin (taxable equivalent)	3.26%	3.06%	3.04%
Net interest rate spread (taxable equivalent)	2.95%	2.74%	2.72%
Interest-bearing liabilities to interest-earning assets	81.17%	83.17%	85.64%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June 2009	June 2008	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$28,500	$27,587	3%
Commercial mortgage loans	12,738	12,321	3%
Commercial construction loans	4,978	5,639	(12%)
Commercial leases	3,538	3,735	(5%)
Residential mortgage loans	11,297	11,472	(2%)
Home equity	12,699	11,929	6%
Automobile loans	8,690	9,491	(8%)
Credit card	1,844	1,681	10%
Other consumer loans and leases	1,126	1,207	(7%)
Taxable securities	16,532	12,057	37%
Tax exempt securities	252	383	(34%)
Other short-term investments	1,014	540	88%

Total interest-earning assets	103,208	98,042	5%
Cash and due from banks	2,393	2,296	4%
Other assets	14,633	12,424	18%
Allowance for loan and lease losses	(2,962)	(1,068)	177%

Total assets	$117,272	$111,694	5%

Liabilities
Interest-bearing liabilities:
Interest checking	$14,534	$14,616	(1%)
Savings	16,490	16,329	1%
Money market	4,362	6,744	(35%)
Foreign office	1,736	2,306	(25%)
Other time	14,557	10,201	43%
Certificates - $100,000 and over	11,628	6,989	66%
Other	243	3,405	(93%)
Federal funds purchased	621	4,451	(86%)
Other short-term borrowings	8,807	5,280	67%
Long-term debt	11,827	14,064	(16%)

Total interest-bearing liabilities	84,805	84,385	—
Demand deposits	16,114	13,615	18%
Other liabilities	4,065	4,190	(3%)

Total liabilities	104,984	102,190	3%
Shareholders’ equity	12,288	9,504	29%

Total liabilities and shareholders’ equity	$117,272	$111,694	5%

Yield Analysis
Interest-earning assets:
Commercial loans	4.03%	5.50%
Commercial mortgage loans	4.50%	6.10%
Commercial construction loans	3.08%	5.54%
Commercial leases	3.89%	-2.76%
Residential mortgage loans	5.84%	6.12%
Home equity	4.21%	6.03%
Automobile loans	6.38%	6.33%
Credit card	10.47%	9.22%
Other consumer loans and leases	6.83%	5.24%

Total loans and leases	4.72%	5.55%
Taxable securities	4.36%	4.97%
Tax exempt securities	7.73%	7.32%
Other short-term investments	0.18%	2.69%

Total interest-earning assets	4.62%	5.47%
Interest-bearing liabilities:
Interest checking	0.27%	1.11%
Savings	0.83%	1.48%
Money market	0.67%	2.26%
Foreign office	0.54%	1.98%
Other time	3.55%	3.94%
Certificates - $100,000 and over	2.92%	3.77%
Other	0.21%	2.74%
Federal funds purchased	0.25%	2.77%
Other short-term borrowings	0.82%	2.56%
Long-term debt	3.09%	4.15%

Total interest-bearing liabilities	1.78%	2.61%
Ratios:
Net interest margin (taxable equivalent)	3.16%	3.22%
Net interest rate spread (taxable equivalent)	2.84%	2.86%
Interest-bearing liabilities to interest-earning assets	82.17%	86.07%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Assets
Interest-earning assets:
Commercial loans	$28,038	$28,968	$30,227	$28,284	$28,557
Commercial mortgage loans	12,668	12,809	13,194	13,257	12,590
Commercial construction loans	4,842	5,115	5,990	6,110	5,700
Commercial leases	3,512	3,564	3,610	3,642	3,747
Residential mortgage loans	11,669	10,921	10,327	10,711	11,244
Home equity	12,636	12,763	12,677	12,534	12,012
Automobile loans	8,692	8,687	8,428	8,303	8,439
Credit card	1,863	1,825	1,748	1,720	1,703
Other consumer loans and leases	1,076	1,177	1,225	1,211	1,220
Taxable securities	16,778	16,283	14,882	13,310	12,554
Tax exempt securities	242	262	288	315	364
Other short-term investments	742	1,290	513	890	445

Total interest-earning assets	102,758	103,664	103,109	100,287	98,575
Cash and due from banks	2,350	2,438	2,897	2,468	2,357
Other assets	13,907	15,363	15,089	13,683	12,370
Allowance for loan and lease losses	(3,137)	(2,784)	(2,142)	(1,654)	(1,204)

Total assets	$115,878	$118,681	$118,953	$114,784	$112,098

Liabilities
Interest-bearing liabilities:
Interest checking	$14,837	$14,229	$13,698	$13,843	$14,396
Savings	16,705	16,272	15,960	16,154	16,583
Money market	4,167	4,559	4,983	6,051	6,592
Foreign office	1,717	1,755	1,876	2,126	2,169
Other time	14,612	14,501	13,337	10,780	9,517
Certificates - $100,000 and over	11,455	11,802	12,468	11,623	8,143
Other	240	247	1,090	395	2,948
Federal funds purchased	542	701	2,016	1,013	3,643
Other short-term borrowings	8,002	9,621	10,912	9,613	5,623
Long-term debt	11,130	12,531	13,100	14,392	14,803

Total interest-bearing liabilities	83,407	86,218	89,440	85,990	84,417
Demand deposits	16,689	15,532	14,602	14,225	14,023
Other liabilities	3,292	4,847	4,620	3,726	4,029

Total liabilities	103,388	106,597	108,662	103,941	102,469
Shareholders’ equity	12,490	12,084	10,291	10,843	9,629

Total liabilities and shareholders’ equity	$115,878	$118,681	$118,953	$114,784	$112,098

Yield Analysis
Interest-earning assets:
Commercial loans	4.06%	4.00%	4.96%	5.46%	5.04%
Commercial mortgage loans	4.44%	4.56%	6.10%	8.71%	5.93%
Commercial construction loans	2.80%	3.35%	5.32%	6.97%	5.44%
Commercial leases	4.66%	3.12%	3.75%	3.85%	-9.77%
Residential mortgage loans	5.65%	6.04%	6.37%	7.05%	6.10%
Home equity	4.14%	4.28%	5.08%	5.76%	5.61%
Automobile loans	6.36%	6.40%	6.40%	6.32%	6.23%
Credit card	10.06%	10.89%	10.68%	9.93%	9.28%
Other consumer loans and leases	7.52%	6.18%	5.70%	4.93%	4.97%

Total loans and leases	4.71%	4.73%	5.55%	6.41%	4.97%
Taxable securities	4.33%	4.39%	4.91%	4.81%	4.83%
Tax exempt securities	8.04%	7.44%	7.41%	7.38%	7.32%
Other short-term investments	0.15%	0.19%	0.91%	2.21%	2.12%

Total interest-earning assets	4.62%	4.63%	5.44%	6.16%	4.95%
Interest-bearing liabilities:
Interest checking	0.27%	0.27%	0.60%	0.78%	0.78%
Savings	0.77%	0.89%	1.27%	1.29%	1.16%
Money market	0.63%	0.72%	1.29%	1.67%	1.76%
Foreign office	0.54%	0.54%	0.95%	1.37%	1.42%
Other time	3.48%	3.62%	3.62%	3.31%	3.52%
Certificates - $100,000 and over	2.80%	3.04%	3.39%	2.97%	3.29%
Other	0.19%	0.23%	0.64%	1.83%	2.10%
Federal funds purchased	0.18%	0.30%	0.71%	1.78%	2.08%
Other short-term borrowings	0.61%	1.00%	1.87%	2.46%	2.15%
Long-term debt	2.79%	3.36%	4.13%	3.63%	3.85%

Total interest-bearing liabilities	1.67%	1.89%	2.28%	2.25%	2.23%
Ratios:
Net interest margin (taxable equivalent)	3.26%	3.06%	3.46%	4.24%	3.04%
Net interest rate spread (taxable equivalent)	2.95%	2.74%	3.16%	3.91%	2.72%
Interest-bearing liabilities to interest-earning assets	81.17%	83.17%	86.74%	85.74%	85.64%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Average Loans and Leases
Commercial:
Commercial loans	$28,027	$28,949	$30,227	$28,284	$28,299
Commercial mortgage loans	12,463	12,508	13,189	13,257	12,590
Commercial construction loans	4,672	4,987	5,990	6,110	5,700
Commercial leases	3,512	3,564	3,610	3,641	3,747

Subtotal - commercial	48,674	50,008	53,016	51,292	50,336
Consumer:
Residential mortgage loans	8,713	9,195	9,335	9,681	9,922
Home equity	12,636	12,763	12,677	12,534	12,012
Automobile loans	8,692	8,687	8,428	8,303	8,439
Credit card	1,863	1,825	1,748	1,720	1,703
Other consumer loans and leases	995	1,083	1,165	1,165	1,125

Subtotal - consumer	32,899	33,553	33,353	33,403	33,201

Total average loans and leases (excluding held for sale)	$81,573	$83,561	$86,369	$84,695	$83,537

Average loans held for sale	3,422	2,268	1,057	1,077	1,676
End of Period Loans and Leases
Commercial:
Commercial loans	$28,409	$28,617	$29,197	$29,424	$28,958
Commercial mortgage loans	12,407	12,560	12,502	13,355	13,394
Commercial construction loans	4,491	4,745	5,114	6,002	6,007
Commercial leases	3,532	3,521	3,666	3,642	3,647

Subtotal - commercial	48,839	49,443	50,479	52,423	52,006
Consumer:
Residential mortgage loans	8,489	8,875	9,385	9,351	9,866
Home equity	12,511	12,710	12,752	12,599	12,421
Automobile loans	8,741	8,688	8,594	8,306	8,362
Credit card	1,914	1,816	1,811	1,688	1,717
Other consumer loans and leases	935	1,037	1,122	1,131	1,152

Subtotal - consumer	32,590	33,126	33,664	33,075	33,518

Total portfolio loans and leases	$81,429	$82,569	$84,143	$85,498	$85,524

Core business activity	2,989	2,199	979	1,000	889
Portfolio management activity	352	403	473	—	—

Total loans held for sale	3,341	2,602	1,452	1,000	889
Operating lease equipment	474	470	463	369	364
Loans and Leases Serviced for Others (a):
Commercial loans	1,706	2,091	2,518	3,016	3,463
Commercial mortgage loans	264	297	312	290	279
Commercial construction loans	216	258	264	271	287
Commercial leases	152	154	170	167	174
Residential mortgage loans	43,527	41,524	40,378	39,777	38,740
Home equity	267	272	273	274	275
Automobile loans	1,569	1,754	1,946	2,138	2,358
Credit card	15	16	17	18	16
Other consumer loans and leases	7	7	7	8	5

Total loans and leases serviced for others	47,723	46,373	45,885	45,959	45,597

Total loans and leases serviced	$132,967	$132,014	$131,943	$132,826	$132,374

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	June 2009	March 2009	December 2008	September 2008	June 2008
Tier I capital:
Shareholders’ equity	$13,700	$12,102	$12,077	$10,696	$10,754
Goodwill and certain other intangibles	(2,564)	(2,736)	(2,801)	(3,729)	(3,774)
Unrealized (gains) losses	(152)	(151)	(109)	54	141
Qualifying trust preferred securities	2,763	2,763	2,763	2,763	2,763
Other	(5)	(54)	(6)	(50)	(55)

Total tier I capital	$13,742	$11,924	$11,924	$9,734	$9,829

Total risk-based capital:
Tier I capital	$13,742	$11,924	$11,924	$9,734	$9,829
Qualifying allowance for credit losses	1,350	1,375	1,413	1,415	1,429
Qualifying subordinated notes	2,980	3,203	3,309	2,824	2,773

Total risk-based capital	$18,072	$16,502	$16,646	$13,973	$14,031

Risk-weighted assets (b)	$106,540	$109,087	$112,622	$113,601	$115,481
Ratios:
Average shareholders’ equity to average assets	10.78%	10.18%	8.65%	9.45%	8.59%
Regulatory capital:
Fifth Third Bancorp
Tier I capital	12.90%	10.93%	10.59%	8.57%	8.51%
Total risk-based capital	16.96%	15.13%	14.78%	12.30%	12.15%
Tier I leverage	12.17%	10.29%	10.27%	8.77%	9.08%
Tier I common equity	7.00%	4.50%	4.37%	5.18%	5.18%
Fifth Third Bank
Tier I capital	11.53%	8.83%	8.13%	8.63%	8.36%
Total risk-based capital	14.38%	11.67%	10.92%	11.35%	11.02%
Tier I leverage	9.89%	7.46%	7.03%	7.64%	7.65%
Tier I common equity	11.69%	8.83%	7.53%	8.63%	8.36%
Fifth Third Bank (Michigan)
Tier I capital	10.13%	11.14%	11.06%	9.65%	9.68%
Total risk-based capital	12.07%	13.05%	12.95%	11.50%	11.51%
Tier I leverage	9.45%	10.56%	10.45%	10.04%	10.22%
Tier I common equity	9.18%	10.14%	10.09%	8.73%	8.78%
Fifth Third Bank N.A.
Tier I capital	12.83%	15.67%	16.33%	14.59%	11.13%
Total risk-based capital	14.12%	16.94%	17.59%	15.35%	11.65%
Tier I leverage	10.63%	13.83%	14.11%	14.17%	26.53%
Tier I common equity	12.83%	15.67%	16.33%	14.59%	11.13%

(a)	Current period regulatory capital data and ratios are estimated

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied be the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Average loans and leases (excluding held for sale):
Commercial loans	$28,027	$28,949	$30,227	$28,284	$28,299
Commercial mortgage loans	12,463	12,508	13,189	13,257	12,590
Commercial construction loans	4,672	4,987	5,990	6,110	5,700
Commercial leases	3,512	3,564	3,610	3,641	3,747
Residential mortgage loans	8,713	9,195	9,335	9,681	9,922
Home equity	12,636	12,763	12,677	12,534	12,012
Automobile loans	8,692	8,687	8,428	8,303	8,439
Credit card	1,863	1,825	1,748	1,720	1,703
Other consumer loans and leases	995	1,083	1,165	1,165	1,125

Total average loans and leases (excluding held for sale)	$81,573	$83,561	$86,369	$84,695	$83,537

Losses charged off:
Commercial loans	$(185)	$(116)	$(430)	$(89)	$(109)
Commercial mortgage loans	(89)	(79)	(468)	(94)	(22)
Commercial construction loans	(79)	(78)	(541)	(88)	(49)
Commercial leases	(1)	—	—	—	—
Residential mortgage loans	(113)	(75)	(68)	(77)	(63)
Home equity	(90)	(73)	(55)	(58)	(57)
Automobile loans	(48)	(56)	(50)	(40)	(35)
Credit card	(47)	(38)	(32)	(25)	(23)
Other consumer loans and leases	(6)	(6)	(8)	(10)	(7)

Total losses	(658)	(521)	(1,652)	(481)	(365)
Recoveries of losses previously charged off:
Commercial loans	8	13	8	4	2
Commercial mortgage loans	4	2	3	—	1
Commercial construction loans	—	2	2	—	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	1	—	—	—	—
Home equity	2	1	1	3	3
Automobile loans	12	10	7	8	9
Credit card	2	2	2	1	2
Other consumer loans and leases	3	1	2	2	4

Total recoveries	32	31	25	18	21
Net losses charged off:
Commercial loans	(177)	(103)	(422)	(85)	(107)
Commercial mortgage loans	(85)	(77)	(465)	(94)	(21)
Commercial construction loans	(79)	(76)	(539)	(88)	(49)
Commercial leases	(1)	—	—	—	—
Residential mortgage loans	(112)	(75)	(68)	(77)	(63)
Home equity	(88)	(72)	(54)	(55)	(54)
Automobile loans	(36)	(46)	(43)	(32)	(26)
Credit card	(45)	(36)	(30)	(24)	(21)
Other consumer loans and leases	(3)	(5)	(6)	(8)	(3)

Total net losses charged off	$(626)	$(490)	$(1,627)	$(463)	$(344)

Net charge-off Ratios:
Commercial loans	2.53%	1.45%	5.55%	1.19%	1.52%
Commercial mortgage loans	2.73%	2.50%	14.05%	2.82%	0.66%
Commercial construction loans	6.76%	6.21%	35.81%	5.71%	3.46%
Commercial leases	0.02%	—	(0.04%)	(0.03%)	(0.01%)
Residential mortgage loans	5.17%	3.30%	2.90%	3.16%	2.57%
Home equity	2.81%	2.28%	1.68%	1.77%	1.83%
Automobile loans	1.65%	2.17%	2.00%	1.51%	1.21%
Credit card	9.64%	7.92%	6.82%	5.45%	4.93%
Other consumer loans and leases	1.95%	1.63%	2.41%	2.84%	1.31%

Total net charge-off ratio	3.08%	2.38%	7.50%	2.17%	1.66%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$3,070	$2,787	$2,058	$1,580	$1,205
Total net losses charged off	(626)	(490)	(1,627)	(463)	(344)
Provision for loan and lease losses	1,041	773	2,356	941	719

Allowance for loan and lease losses, ending	$3,485	$3,070	$2,787	$2,058	$1,580
Reserve for unfunded commitments, beginning	$231	$195	$132	$115	$103
Provision for unfunded commitments	8	36	63	17	10
Acquisitions	—	—	—	—	2

Reserve for unfunded commitments, ending	$239	$231	$195	$132	$115

Components of allowance for credit losses:
Allowance for loan and lease losses	$3,485	$3,070	$2,787	$2,058	$1,580
Reserve for unfunded commitments	239	231	195	132	115

Total allowance for credit losses	$3,724	$3,301	$2,982	$2,190	$1,695

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases:
Commercial loans	$603	$667	$541	$550	$407
Commercial mortgage loans	760	692	482	724	524
Commercial construction loans	684	551	362	636	537
Commercial leases	51	27	21	23	18
Residential mortgage loans	262	265	259	216	142
Home equity	26	25	26	27	35
Automobile loans	1	2	5	3	7
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases	2,387	2,229	1,696	2,179	1,670
Restructured loans and leases - commercial (non accrual)	12	—	—	—	—
Restructured loans and leases - consumer (non accrual)	188	167	80	50	56

Total nonperforming loans and leases	2,587	2,396	1,776	2,229	1,726
Repossessed personal property	21	25	24	24	22
Other real estate owned	232	227	206	198	190

Total nonperforming assets (a)	2,840	2,648	2,006	2,451	1,938
Nonaccrual loans held for sale	352	403	473	—	—

Total nonperforming assets including loans held for sale	$3,192	$3,051	$2,479	$2,451	$1,938

Restructured loans and leases (accrual)	$1,074	$615	$494	$377	$262
Ninety days past due loans and leases:
Commercial loans	$142	$131	$76	$109	$54
Commercial mortgage loans	131	124	136	157	150
Commercial construction loans	60	49	74	84	53
Commercial leases	5	6	4	3	1
Residential mortgage loans	242	231	198	185	228
Home equity	99	105	96	72	76
Automobile loans	18	18	21	16	12
Credit card	65	68	56	44	33
Other consumer loans and leases	0	1	1	1	1

Total ninety days past due loans and leases	$762	$733	$662	$671	$608

Ratios
Net losses charged off as a percent of average loans and leases	3.08%	2.38%	7.50%	2.17%	1.66%
Allowance for loan and lease losses:
As a percent of loans and leases	4.28%	3.72%	3.31%	2.41%	1.85%
As a percent of nonperforming loans and leases (a)	135%	128%	157%	92%	92%
As a percent of nonperforming assets (a)	123%	116%	139%	84%	81%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	3.17%	2.89%	2.11%	2.60%	2.01%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	3.48%	3.20%	2.38%	2.86%	2.26%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	3.75%	3.57%	2.89%	2.83%	2.24%

(a)	Does not include nonaccrual loans held for sale

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ in millions

(unaudited)

	For the Three Months Ended
	June 2009	March 2009	December 2008	September 2008	June 2008
Total shareholders’ equity	13,700	12,102	12,077	10,696	10,754
Less:
Preferred stock	(3,588)	(4,252)	(4,241)	(1,082)	(1,082)
Goodwill	(2,417)	(2,623)	(2,624)	(3,592)	(3,603)
Intangible assets	(133)	(154)	(168)	(188)	(203)

Tangible common equity, including unrealized gains / losses (a)	7,562	5,073	5,043	5,834	5,866
Less: Accumulated other comprehensive income / loss	(152)	(151)	(98)	60	152

Tangible common equity, excluding unrealized gains / losses (b)	7,410	4,922	4,946	5,893	6,019
Add back: Preferred stock	3,588	4,252	4,241	1,082	1,082

Tangible equity (c)	10,998	9,174	9,187	6,975	7,100

Total assets (d)	115,984	119,313	119,764	116,294	114,975
Less:
Goodwill	(2,417)	(2,623)	(2,624)	(3,592)	(3,603)
Intangible assets	(133)	(154)	(168)	(188)	(203)

Tangible assets, including unrealized gains / losses (e)	113,434	116,536	116,972	112,514	111,169
Less: Accumulated other comprehensive income / loss, before tax	(234)	(233)	(151)	92	235

Tangible assets, excluding unrealized gains / losses (f)	113,200	116,303	116,821	112,605	111,404

Common shares outstanding (g)	795	577	577	577	578

Risk-weighted assets, determined in accordance with prescribed regulatory requirements (h)	106,540	109,087	112,622	113,601	115,481

Ratios
Tangible equity (c) / (f)	9.72%	7.89%	7.86%	6.19%	6.37%
Tangible common equity (excluding unrealized gains/losses) (b) / (f)	6.55%	4.23%	4.23%	5.23%	5.40%
Tangible common equity (including unrealized gains/losses) (a) / (e)	6.67%	4.35%	4.31%	5.19%	5.28%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (b) / (h)	6.96%	4.51%	4.39%	5.19%	5.21%
Tangible book value per share (a) / (g)	9.51	8.79	8.74	10.10	10.16

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended June 30, 2009	Commercial Banking	Branch Banking	Consumer Lending	Processing Solutions	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	339	395	130	4	39	(71)	836
Provision for loan and lease losses	(289)	(149)	(164)	(5)	(18)	(416)	(1,041)

Net interest income after provision for loan and lease losses	50	246	(34)	(1)	21	(487)	(205)
Total noninterest income	160	206	190	218	82	1,727	2,583
Total noninterest expense	(261)	(332)	(151)	(143)	(88)	(46)	(1,021)

Net income (loss) before taxes	(51)	120	5	74	15	1,194	1,357
Applicable income taxes (a)	47	(42)	(2)	(26)	(5)	(447)	(475)

Net income (loss)	(4)	78	3	48	10	747	882
Dividends on preferred stock	—	—	—	—	—	26	26

Net income (loss) available to common shareholders	(4)	78	3	48	10	721	856

For the three months ended March 31, 2009	Commercial Banking	Branch Banking	Consumer Lending	Processing Solutions	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	335	380	132	3	37	(106)	781
Provision for loan and lease losses	(217)	(128)	(133)	(3)	(9)	(283)	(773)

Net interest income after provision for loan and lease losses	118	252	(1)	—	28	(389)	8
Total noninterest income	179	181	156	205	83	(107)	697
Total noninterest expense	(237)	(325)	(111)	(135)	(83)	(71)	(962)

Net income (loss) before taxes	60	108	44	70	28	(567)	(257)
Applicable income taxes (a)	7	(38)	(15)	(24)	(10)	387	307

Net income (loss)	67	70	29	46	18	(180)	50
Dividends on preferred stock	—	—	—	—	—	76	76

Net income (loss) available to common shareholders	67	70	29	46	18	(256)	(26)

For the three months ended December 31, 2008	Commercial Banking	Branch Banking	Consumer Lending	Processing Solutions	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	390	419	122	3	44	(80)	898
Provision for loan and lease losses	(1,347)	(125)	(121)	(5)	(28)	(730)	(2,356)

Net interest income after provision for loan and lease losses	(957)	294	1	(2)	16	(810)	(1,458)
Total noninterest income	176	196	76	215	87	(108)	642
Total noninterest expense	(997)	(324)	(326)	(143)	(91)	(141)	(2,022)

Net income (loss) before taxes	(1,778)	166	(249)	70	12	(1,059)	(2,838)
Applicable income taxes (a)	651	(58)	88	(25)	(4)	44	696

Net income (loss)	(1,127)	108	(161)	45	8	(1,015)	(2,142)
Dividends on preferred stock	—	—	—	—	—	42	42

Net income (loss) available to common shareholders	(1,127)	108	(161)	45	8	(1,057)	(2,184)

For the three months ended September 30, 2008	Commercial Banking	Branch Banking	Consumer Lending	Processing Solutions	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	491	477	132	—	50	(82)	1,068
Provision for loan and lease losses	(235)	(87)	(124)	(4)	(11)	(480)	(941)

Net interest income after provision for loan and lease losses	256	390	8	(4)	39	(562)	127
Total noninterest income	161	212	73	213	96	(38)	717
Total noninterest expense	(225)	(312)	(81)	(140)	(91)	(118)	(967)

Net income (loss) before taxes	192	290	—	69	44	(718)	(123)
Applicable income taxes (a)	(42)	(102)	—	(24)	(15)	250	67

Net income (loss)	150	188	—	45	29	(468)	(56)
Dividends on preferred stock	—	—	—	—	—	25	25

Net income (loss) available to common shareholders	150	188	—	45	29	(493)	(81)

For the three months ended June 30, 2008	Commercial Banking	Branch Banking	Consumer Lending	Processing Solutions	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	338	409	96	(1)	49	(147)	744
Provision for loan and lease losses	(157)	(75)	(103)	(4)	(5)	(375)	(719)

Net interest income after provision for loan and lease losses	181	334	(7)	(5)	44	(522)	25
Total noninterest income	158	211	86	216	101	(50)	722
Total noninterest expense	(215)	(310)	(88)	(137)	(99)	(9)	(858)

Net income (loss) before taxes	124	235	(9)	74	46	(581)	(111)
Applicable income taxes (a)	(18)	(83)	3	(26)	(16)	49	(91)

Net income (loss)	106	152	(6)	48	30	(532)	(202)

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008 and $6 million for the three months ended June 30, 2008.